As filed with the Securities and Exchange Commission on September 16, 1994.

Registration No. 33-


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTUM CORPORATION
(Exact name of issuer as specified in its charter)


DELAWARE	94-2665054
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification No.)
organization)


500 McCarthy Boulevard
Milpitas, CA  95035
(Address of principal executive offices)


EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)


JOSEPH T. RODGERS
Executive Vice President, Finance, Chief Financial Officer and Secretary QUANTUM CORPORATION
500 McCarthy Boulevard
Milpitas, CA  95035
(408) 894-4000
(Name, address and telephone number of agent for service)

Copy to:  Steven E. Bochner, Esq.
Wilson, Sonsini, Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304

CALCULATION OF REGISTRATION FEE

                               		Proposed     Proposed
Title of		                       Maximum      Maximum
Securities	   Amount             Offering     Aggregate  Amount of
to be	        to be              Price Per    Offering   Registration
Registered	   Registered         Share (1)    Price(1)   Fee


Common Stock 	2,000,000	         $15.9375     $31,875,000 $10,991.46


(1)	Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the NASDAQ National Market System on September 12, 1994.

The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statement on Form S-8 (File No. 33-52192).

The following additional Exhibits are hereby enclosed for filing:

Exhibit
Number

5.1		Opinion of counsel as to legality of securities being
   		registered.

23.1		Consent of Independent Auditors.

23.2		Consent of Counsel (contained in Exhibit 5.1).

24.1		Power of Attorney (see page II-3).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 16th day of September, 1994.

QUANTUM CORPORATION


By    /s/ Joseph T. Rodgers
						Joseph T. Rodgers,
						Executive Vice President, Finance,
						Chief Financial Officer and Secretary
Page II-2

POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Miller and Joseph T. Rodgers, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

Signature               	Title		                            Date

\s\ WILLIAM J. MILLER   	Chairman of the Board and Chief	   Sept. 16, 1994
(William J. Miller)	     Executive Officer (principal
	                        executive officer)

\s\ JOSEPH T. RODGERS   	Executive Vice President, Finance,	Sept. 16, 1994
(Joseph T. Rodgers)	     Chief Financial Officer, and
	                        Secretary (principal financial
                         and accounting officer)

\s\ STEPHEN M. BERKLEY  	Director	                          Sept. 16, 1994
(Stephen M. Berkley)


\s\ DAVID A. BROWN      	Director	                          Sept. 16, 1994
(David A. Brown)


\s\ ROBERT J. CASALE    	Director	                          Sept. 16, 1994
(Robert J. Casale)


\s\ EDWARD M. ESBER, JR.	Director	                          Sept. 16, 1994
(Edward M. Esber, Jr.)


\s\ STEVEN C. WHEELWRIGHT	Director	                         Sept. 16, 1994
(Steven C. Wheelwright)


Page II-3

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

Quantum Corporation

September 16, 1994

Exhibit Index


                                                       Sequentially
Exhibit	                                               Numbered
Number 	                                               Page

5.1	Opinion of counsel as to legality of			            8
	securities being registered.

23.1	Consent of Independent Auditors.				              9

23.2	Consent of Counsel (contained in
	Exhibit 5.1)

24.1	Power of Attorney (see page II-3 of
	Registration Statement)

EXHIBIT 5.1

September 15, 1994


Quantum Corporation
500 McCarthy Boulevard
Milpitas, CA  95035

Re:	Registration Statement
	on Form S-8

Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 16, 1994 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,000,000 shares of your Common Stock reserved for issuance under the Employee
Stock Purchase Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plan.

It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,


WILSON, SONSINI, GOODRICH & ROSATI
Professional Corporation

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Quantum Corporation of our report dated April 22, 1994, with respect to the consolidated financial statements and schedules of Quantum Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1994.


ERNST & YOUNG
Palo Alto, California
September 16, 1994